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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 3, 2004
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                                MOVIE STAR, INC.
               (Exact Name of Registrant as Specified in Charter)


              New York                          1-5893                             13-5651322
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
(State or Other Jurisdiction                (Commission                         (IRS Employer
    of Incorporation)                       File Number)                        Identification No.)
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1115 Broadway, New York, New York                                    10010
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(Address of Principal Executive Offices)                           (Zip Code)



Registrant's telephone number, including area code    (212) 684-3400
                                                      --------------



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On August 3, 2004, Movie Star, Inc. ("Company") completed its acquisition of certain assets of Sidney Bernstein & Son Lingerie, Inc., a New York corporation engaged in the design, marketing and sale of women's lingerie and related apparel and accessories ("SB&S"), pursuant to an Asset Purchase
Agreement, dated as of July 28, 2004.

     The acquired assets were purchased for an aggregate price of $3,387,000 and included, among other assets, $2,873,000 of inventory and $500,000 of intangible assets. The Company also assumed $3,012,000 of SB&S' open purchase orders and received $7,408,000 of open customer orders. Pursuant to the Asset Purchase
Agreement, the Company also agreed to pay up to an additional $1,000,000 in the aggregate based upon the gross profits generated by the Company's newly-established Sidney Bernstein & Son Division during the next three fiscal years. In connection with the asset purchase, Daniel Bernstein and Irwin
Bernstein, the two owners of SB&S have joined the Company as President and Vice
President, respectively, of the new division.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)  Financial Statements

        No financial statements are required to be filed in connection with the asset purchase.

        (b)  Pro Forma Financial Statements

        No pro forma financial statements are required to be filed in connection with the asset purchase.

        (c) Exhibits

        Exhibit 2.1   Asset Purchase Agreement, dated July 28,
                      2004, among the Company, Sidney Bernstein &
                      Son Lingerie, Inc, Irwin Bernstein and
                      Daniel Bernstein.


                                       2

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   August 6, 2004                         MOVIE STAR, INC.



                                                By: /s/ Thomas Rende
                                                    ----------------------------
                                                    Thomas Rende
                                                    Chief Financial Officer


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